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Exhibit 10.23

Description of Purchase of Services of Dr. Galleon Graetz
September 8, 1999

From

Carenet
Im Gruet
Meilen CH-8706
SWITZERLAND

        Whereas, BTi would like to continue its current working relationship with Dr. Galleon Graetz and,

        Whereas, the use of Dr. Graetz's time has become larger than is customary for he role of a member of the Board of Directors,

        Therefore, BTi would like to contract with MZR for Dr. Graetz's time over the next 6 months as follows.

        The areas of effort to be addressed by Dr. Graetz are as follows:

  1)
  Coordination and evaluation of investigation of the use of MSI in the evaluation of ADD, OCD and other disorders in cooperation with Dr. Clark in Las Vegas, and Mr. Steve Cobb at BTi.

  2)
  Coordination of interface with Novartis to explore their interest in the use of MSI for new drug development.

  3)
  Continued coordination of efforts in the sale of an MSI system to Dr. Krämer at the epilepsy clinic in Zurich.

  4)
  Facilitate Dr. Jeanmonod beginning his work with the BTi system in Konstanz.

  5)
  Assist BTi with the completion of the "Positive Symptoms' patent.

        Dr. Graetz will coordinate these efforts with Scott Buchanan, President & CEO of BTi.

        It is expected that this effort would not exceed 30 hours/month.

        For this effort BTi will reimburse MZR in the amount of $10,000/month payable at the beginning of each month. BTi will pay within 15 days against an invoice from MZR.

        BTi will reimburse all other expenses as incurred based on receipts turned into BTi.

        This effort is expected to have begun August 1, 1999 and is expected to last through January 31, 2000. This arrangement can be extended at any time by written mutual consent of BTi and Dr. Graetz.

Note:    This arrangement was executed under a purchase agreement and has been extended verbally on an ongoing basis. Billing and payment has been subject to negotiation of objectives met and financial status of the Company.

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Description of Purchase of Services of Dr. Galleon Graetz September 8, 1999 From Carenet Im Gruet Meilen CH-8706 SWITZERLAND